EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-22819 and 333-58318) pertaining to the Biopool International, Inc. 1993 Stock Incentive Plan and the Biopool International, Inc. 2000 Stock Incentive Plan of our report dated March 5, 2003, with respect to the consolidated financial statements of Xtrana, Inc. included in the Annual Report (Form 10-KSB) for the year ended December 31, 2002.



                                              /s/ Hein and Associates
                                              -----------------------
                                              Hein and Associates




Denver, Colorado
March 28, 2003